UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On April 26, 2023, the board of directors (“Board”) of Guess?, Inc. (“Guess?” or the “Company”) appointed Markus Neubrand as Chief Financial Officer of the Company, effective August 1, 2023, and promoted Fabrice Benarouche to Senior Vice President Finance, Investor Relations and Chief Accounting Officer of the Company, effective immediately. Mr. Neubrand will succeed interim Chief Financial Officer Dennis Secor, who will remain at the Company as Executive Vice President to provide transition support through March 31, 2024.

Mr. Neubrand, age 46, joins Guess? from luxury fashion brand MCM Worldwide (MCM Global AG), where he has served as Group Chief Financial Officer since January 2021. Between 2014 and 2020, Mr. Neubrand was the Chief Operating Officer and Chief Financial Officer of Hugo Boss Americas. Prior to this, Mr. Neubrand held various positions of increasing responsibility within the Hugo Boss Group since 2003, including Managing Director Scandinavia and Group Director Financial Planning and Analysis at the headquarters in Germany. He received a Master’s degree in Business Administration and Economics from the University of Hohenheim in Stuttgart.

Mr. Benarouche, age 47, has served as the Company’s Vice President, Finance and Investor Relations since 2014 after having joined Guess? in 2006 and serving in various other financial roles. Prior to joining the Company, Mr. Benarouche was a manager at Ineum Consulting (Deloitte Consulting) in Paris, France. Mr. Benarouche received a Master of Science in Information Technology from Telecom SudParis.

There are no arrangements or understandings between Mr. Neubrand or Mr. Benarouche and any other persons pursuant to which either Mr. Neubrand or Mr. Benarouche was appointed as an officer of the Company. There are no family relationships between either Mr. Neubrand or Mr. Benarouche and any director or executive officer of the Company, except that Mr. Benarouche is the nephew of Paul Marciano, a director and Chief Creative Officer of the Company, and Maurice Marciano, a director of the Company. Neither Mr. Neubrand nor Mr. Benarouche has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In his capacity as the Company’s Chief Financial Officer, Mr. Neubrand will be the Corporation’s “principal financial officer,” and Mr. Benarouche will be the Company’s “principal accounting officer” in his capacity as the Company’s Senior Vice President Finance, Investor Relations and Chief Accounting Officer.

Chief Financial Officer Employment Agreement

In connection with his appointment as the Company’s Chief Financial Officer, on April 27, 2023 Guess? Europe SAGL (“Guess? Europe”), a wholly-owned subsidiary of the Company, entered into an Employment Agreement with Mr. Neubrand (the “Employment Agreement”). The Employment Agreement provides that Mr. Neubrand will be employed by Guess? Europe and he will also serve as the Company’s Chief Financial Officer, all effective not later than August 1, 2023. The Employment Agreement does not have a specific term, and generally may be terminated by either party on three months’ notice. The Employment Agreement provides that Mr. Neubrand will be based out of the Company’s headquarters in Switzerland and, while Mr. Neubrand is employed with Guess? Europe, he will be entitled to the following compensation and benefits:

•a yearly base salary of CHF 475,000;

•participation in the Company’s annual bonus plan for the Company’s senior executive officers with a target annual cash bonus of 50% of base salary (pro-rated for any period of employment less than an entire fiscal year). Mr. Neubrand’s actual bonus for a fiscal year will be determined by the Company in its discretion based on the achievement by the Company and its subsidiaries of performance goals established by the Compensation Committee of the Board (the “Compensation Committee”) and such other considerations as the Compensation Committee may determine;

•an initial award (the “Initial Award”), to be granted on or promptly after Mr. Neubrand’s first day of employment with Guess? Europe, of restricted stock units with respect to 10,000 shares of Company common stock. The award will be granted under the Company’s 2004 Equity Incentive Plan and will be scheduled to vest, subject to Mr. Neubrand’s continued employment through the applicable vesting date, in equal annual installments over the four-year period following the date of grant;

•during each fiscal year of the Company, beginning with fiscal year 2024 and subject to Mr. Neubrand remaining employed with Guess? Europe through the applicable grant date, Mr. Neubrand will be eligible to receive an additional equity award from the Company with a grant date value equal to 50% of Mr. Neubrand’s annual rate of base salary, except that (a) the grant date value for the fiscal 2024 equity award will be pro-rated for the portion of the year Mr. Neubrand is employed with Guess? Europe, and (b) the grant date fair value of each of Mr. Neubrand’s first four annual equity awards from the Company will be reduced by one-quarter of the grant date fair value of the Initial Award. The Compensation Committee will determine the type, and other terms and conditions, of each annual equity award;

•a signing bonus of CHF 150,000, to be paid on the first regular pay date following Mr. Neubrand’s first day of employment with Guess? Europe. If Mr. Neubrand resigns for any reason prior to the first anniversary of his first day of employment, he is required to repay the signing bonus upon his resignation;

•a tuition allowance of CHF 45,000 per year and a flat expense refund of CHF 15,000 per year; and

•relocation benefits of up to 8,000 CHF to support Mr. Neubrand's relocation to the Lugano, Switzerland area.

If Guess? Europe terminates Mr. Neubrand’s employment for any reason, other than for good cause and other than due to death or disability, Mr. Neubrand will be entitled to a severance benefit of one times his annual rate of base salary plus a pro-rated annual cash incentive (at the target bonus rate in effect on the date of the termination of employment, and with the proration to be based on the portion of the fiscal year worked through the last day of employment), less the amount of Mr. Neubrand’s salary for the relevant notice period.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to such exhibit.

Senior Vice President Finance, Investor Relations and Chief Accounting Officer Compensation

In connection with Mr. Benarouche’s promotion to Senior Vice President Finance, Investor Relations and Chief Accounting Officer, the Compensation Committee of the Board determined that Mr. Benarouche’s annual base salary will increase to $390,000. Mr. Benarouche is also eligible to participate in the Company’s benefit plans that are available to executive officers of the Company generally.

Item 7.01. Regulation FD Disclosure.

On May 2, 2023, the Company issued a press release announcing Mr. Neubrand’s appointment as Chief Financial Officer of the Company and Mr. Benarouche’s promotion to Senior Vice President Finance, Investor Relations and Chief Accounting Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated April 27, 2023 between Guess? Europe SAGL and Markus Neubrand

99.1	Press Release of Guess?, Inc. dated May 2, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 2, 2023	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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